Exhibit 99.1
4Q 2019 EARNINGS

Contact: Angie Davids
Senior VP, Marketing and Communications
(913) 754-7054
angie.davids@egov.com

NIC Reports Fourth Quarter 2019 Results

Company Continues to Drive Strong Organic Revenue Growth
and Secure Key Contract Renewals
Declares 12.5% increase in regular quarterly dividend to 9 cents per share

OLATHE, Kan. - January 29, 2020 - NIC Inc. (Nasdaq: EGOV), the leading provider of digital government services, announced results for the fourth quarter of 2019 that ended December 31, 2019, as compared to the fourth quarter of 2018.

•	Total revenues of $87.1 million, an 11% increase.

•
Operating income of $11.7 million, a 7% decrease, reflecting higher costs to implement the Company's outdoor recreation solution in Pennsylvania and Illinois, and dilution from the Company's recently-acquired RxGov® and NIC Licensing Solutions businesses, including higher amortization expense.

•	Net income of $10.0 million, a 1% increase.

•
Diluted earnings per share of 15 cents, flat to prior year. Diluted earnings per share was positively impacted in the fourth quarter of 2019 by 2 cents due to the release of reserves for unrecognized income tax benefits resulting from the expiration of statutes of limitations for certain tax years.

•	Adjusted EBITDA of $16.8 million, a 3% increase.

Additional Fourth Quarter Financial Highlights:

•	Same state enterprise revenues of $79.3 million, an 11% increase.

•	Same state transaction-based revenues from Interactive Government Services (IGS) increased 16%.

•	Same state transaction-based revenues from Driver History Records (DHR) were flat.

•	Same state revenues from other services (development & fixed fee management services) decreased 3%.

•
Revenues from the Company's operations in the state of Illinois were excluded from same state enterprise revenues in the current quarter because it did not generate comparable revenues for two full comparable periods.

•
Software & Services revenues of $7.5 million, a 20% increase, driven mainly by higher transaction-based revenues from the federal Pre-Employment Screening Program, in addition to revenues from the Company's recently-acquired RxGov® and NIC Licensing Solutions businesses.

On January 27, 2020, the Company’s Board of Directors declared a regular quarterly cash dividend of 9 cents per share, payable to stockholders of record as of March 4, 2020. The dividend, which is expected to total approximately $6.1 million based on the current number of shares outstanding, will be paid on March 18, 2020 out of the Company’s available cash.

“The positive momentum continued for NIC in the fourth quarter. We capped off the year with several renewals of our long-term government partnerships and another strong quarter of organic state enterprise revenue growth,” said Harry Herington, NIC’s Chief Executive Officer and Chairman of the Board. “In addition to the strong performance of our core state enterprise division, we are excited about the long-term growth opportunities of our vertical solutions, which we firmly believe will take NIC to greater heights in the years to come.”

Operational Highlights:
The following long-term government partners recently extended their contracts with the Company:

•	Hawaii extended its contract with the Company for two years.

•	Mississippi extended its contract with the Company for two years.

•	Montana extended its contract with the Company for one year.

•	Maine extended its contract with the Company for one year.

•	Connecticut extended its contract with the Company for one year.

On January 13, 2020, after a competitive bid process, the state of Florida Department of Financial Services announced its intent to award the Company a contract for e-payment collection and processing services. The Company has not yet signed a contract with the state of Florida, as the award is currently under protest.

Full Year 2019 Performance:

•	Total revenues of $354.2 million, a 3% increase.

•
Operating income of $62.4 million, a 17% decrease, mainly reflecting lower revenues and profitability from the new Texas payment processing contract compared to the legacy Texas contract, in addition to higher costs to implement the Company's outdoor recreation solution in Pennsylvania and Illinois, and dilution from the Company's recently-acquired RxGov® and NIC Licensing Solutions businesses, including higher amortization expense.

•	Net income of $50.4 million, a 13% decrease.

•
Diluted earnings per share of 75 cents, a 14% decrease. Diluted earnings per share was positively impacted in 2019 by approximately 4 cents due to the release of reserves for unrecognized income tax benefits resulting from the expiration of certain statutes of limitations for certain tax years, and by approximately 1 cent resulting from the completion of an IRS examination of the Company's 2016 federal income tax return during the year, which resulted in no changes to the Company's previously filed return.

•	Adjusted EBITDA of $83.3 million, an 8% decrease.

Additional Full Year Financial Highlights:

•	Same state enterprise revenues of $289.5 million, a 10% increase.

•	Same state IGS transaction-based revenues increased 16%.

•	Same state DHR transaction-based revenues increased 3%.

•	Same state revenues from other services increased 1%.

•
Revenues from the Company's operations in the state of Texas and Illinois were excluded from same state revenues for the 2019 fiscal year because they did not generate comparable revenues for two full comparable periods.

•
State enterprise revenues in 2019 included $30.4 million from the new Texas payment processing contract compared to $8.1 million in the prior year. The prior year also included $49.0 million in state enterprise revenues from the legacy Texas contract.

•
Software & Services revenues of $33.5 million, a 38% increase, driven mainly by the new federal Recreation.gov service, which launched on October 1, 2018, as well as higher transaction-based revenues from the federal Pre-Employment Screening Program and revenues from the recently-acquired RxGov® and NIC Licensing Solutions businesses.

Full Year 2020 Outlook:
For fiscal year 2020, NIC currently expects the following:

•	Total revenues of $380.5-$391.0 million

•	Diluted earnings per share of 76-81 cents

•	Capital expenditures of $6.0-$7.0 million

•	Capitalized internal use software development costs of $9.0-$10.0 million

•	Adjusted EBITDA of $88.5-$93.0 million

“The high end of our revenue guidance reflects continued strong same state enterprise revenue growth, in line with historical averages, driven by the expected deployment of dozens of new services across several states, in addition to incremental revenue contributions from our recently-acquired RxGov® and NIC Licensing Solutions businesses,” said Steve Kovzan, NIC’s Chief Financial Officer. “Our guidance also reflects continued investments in key government vertical solutions - outdoor recreation, payments, licensing and healthcare - where we have been winning significant new business to drive long-term growth.”

Fourth Quarter Earnings Call and Webcast Details
On January 29, 2020, the Company will host a call to discuss its 2019 fourth quarter and full year financial and operational results, and its fiscal 2020 financial guidance, and to answer questions from the investment community. The call may also include a discussion of Company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information
Wednesday, January 29, 2020 at 4:30 p.m. (EDT)

Call bridge:     888-394-8218 (U.S. callers) or 323-794-2588 (international callers)
Conference ID:     1609602
Call leaders:     Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer

Webcast Information
To sign in and listen: The Webcast system is available at http://www.egov.com/investor-relations

A replay of NIC’s fourth quarter earnings call will be available by visiting http://www.egov.com/investor-relations.

About NIC
NIC Inc. (Nasdaq: EGOV) launched the digital government industry in 1992, and continues to lead it, providing a secure payment platform and thousands of digital government solutions across a network of more than 6,000 federal, state, and local government agencies. In addition, NIC is a leading provider of outdoor recreation solutions, with 1 out of 6 hunting and fishing licenses in the United States sold using an NIC service. The Company launched the nation's first personal assistant for government and comprehensive mobile device platform, Gov2Go®, as well as the innovative, data-driven prescription drug monitoring platform, RxGov®. More information is available at www.egov.com.

Non-GAAP Measures
In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin. Adjusted EBITDA is defined as net income excluding interest, income tax expense, depreciation & amortization, stock-based compensation and other significant non-operating or non-recurring items that are considered expenses or income under U.S. GAAP. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenues. These measures should be used in addition to, and not as a substitute for, revenues, operating income, operating income margin, net income, earnings per share or other measures of profitability, liquidity or other performance measures computed in accordance with U.S. GAAP. We believe the presentation of adjusted EBITDA and adjusted EBITDA margin is useful to investors and other users as these measures represent key supplemental information to compare and evaluate our core underlying business results over time and with other companies. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedule provides a full reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Adjusted EBITDA and adjusted EBITDA margin represent performance measures and are not intended to represent liquidity measures.

Cautionary Statement Regarding Forward-Looking Information
Any statements made in this release that do not relate to historical or current facts constitute forward-looking statements. These statements often address the Company’s potential financial performance for the 2019 fiscal year or future fiscal years, estimates, projections, the expected length of contract terms, statements relating to the Company’s business plans, objectives and expected operating results, statements relating to potential new contracts or renewals, statements relating to the Company’s expected effective tax rate, statements relating to possible future dividends and share repurchases, and other possible future events, including potential acquisitions, and the assumptions upon which those statements are based. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These risks include regional or national business, political, economic, competitive, social and market conditions, including various termination rights of the Company and its partners, the ability of the Company to renew existing contracts – in whole or in part, and to sign contracts with new federal, state, and local government agencies, the impact of potential information technology, cybersecurity or data security breaches or incidents, and the Company’s ability to identify and acquire suitable acquisition candidates and to successfully integrate any acquired businesses. You should not rely on any forward-looking statement as a prediction or guarantee about the future. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the sections titled "Risk Factors" and Cautions About Forward-Looking Statements" of the Company’s most recent Forms 10-K and 10-Q filed with the SEC. These filings are available at the SEC's website at www.sec.gov. Any forward-looking statements included in this release speak only as of the date of this release. Except as may be required by applicable law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

NIC INC.
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL SUMMARY
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues:
State enterprise revenues	$79,532	$72,354	$320,700	$320,584
Software & services revenues	7,542	6,295	33,505	24,316
Total revenues	87,074	78,649	354,205	344,900
Operating expenses:
State enterprise cost of revenues, exclusive of depreciation & amortization	52,354	46,412	203,694	194,989
Software & services cost of revenues, exclusive of depreciation & amortization	3,797	2,354	13,432	9,043
Selling & administrative	8,727	8,462	35,200	32,747
Enterprise technology & product support	6,917	6,386	26,850	23,944
Depreciation & amortization	3,535	2,466	12,610	9,117
Total operating expenses	75,330	66,080	291,786	269,840
Operating income	11,744	12,569	62,419	75,060
Other income:
Interest income	604	406	2,514	616
Income before income taxes	12,348	12,975	64,933	75,676
Income tax provision	2,390	3,127	14,503	17,407
Net income	$9,958	$9,848	$50,430	$58,269

Basic net income per share	$0.15	$0.15	$0.75	$0.87
Diluted net income per share	$0.15	$0.15	$0.75	$0.87
Weighted average shares outstanding:
Basic	66,967	66,569	66,884	66,499
Diluted	66,967	66,641	66,884	66,560

Key financial metrics:
Total revenue growth (decline)	11%	(6)%	3%	3%
Recurring revenues as a % of total revenues	97%	96%	97%	96%
State enterprise revenue growth	10%	(8)%	—%	3%
Same state revenue growth	11%	8%	10%	9%
Gross profit % - state enterprise	34%	36%	36%	39%
Software & services revenue growth (decline)	20%	23%	38%	(3)%
Gross profit % - software & services	50%	63%	60%	63%
Selling & administrative as a % of total revenues	10%	11%	10%	9%
Enterprise technology & product support as a % of total revenues	8%	8%	8%	7%
Operating income as a % of total revenue ("operating margin")	13%	16%	18%	22%
State enterprise revenue analysis:
IGS	$54,391	$46,784	$214,406	$203,247
DHR	20,901	20,801	91,059	100,241
Development services	3,002	3,531	10,285	12,146
Fixed-fee management services	1,238	1,238	4,950	4,950
Total state enterprise revenues	$79,532	$72,354	$320,700	$320,584

NIC INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amount)
(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$214,380	$191,700
Trade accounts receivable, net	85,399	80,904
Prepaid expenses & other current assets	12,944	13,730
Total current assets	312,723	286,334
Property and equipment, net	10,091	10,256
Right of use lease assets, net	10,778	—
Intangible assets, net	22,398	13,604
Goodwill	5,965	—
Other assets	404	332
Total assets	$362,359	$310,526

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$63,685	$60,092
Accrued expenses	25,940	24,150
Lease liabilities	3,776	—
Other current liabilities	7,191	4,883
Total current liabilities	100,592	89,125

Deferred income taxes, net	2,463	781
Lease liabilities	7,373	—
Other long-term liabilities	6,003	8,931
Total liabilities	116,431	98,837

Commitments and contingencies	—	—

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized, 66,968 and 66,569 shares issued and outstanding	7	7
Additional paid-in capital	123,208	117,763
Retained earnings	122,713	93,919
Total stockholders' equity	245,928	211,689
Total liabilities and stockholders' equity	$362,359	$310,526

NIC INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$50,430	$58,269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	12,610	9,117
Stock-based compensation expense	6,769	6,338
Deferred income taxes	1,682	1,448
Provision for losses on accounts receivable	782	852
Loss on disposal of property and equipment	89	88
Changes in operating assets and liabilities:
Trade accounts receivable, net	(4,826)	22,182
Prepaid expenses & other current assets	789	(887)
Other assets	4,430	1,810
Accounts payable	3,593	(28,828)
Accrued expenses	1,788	(2,351)
Other current liabilities	1,132	1,262
Other long-term liabilities	(7,218)	536
Net cash provided by operating activities	72,050	69,836

Cash flows from investing activities:
Purchases of property and equipment	(4,253)	(5,410)
Business combination	(10,000)	—
Asset acquisition	(3,486)	(3,555)
Capitalized software development costs	(8,671)	(8,580)
Net cash used in investing activities	(26,410)	(17,545)

Cash flows from financing activities:
Cash dividends on common stock	(21,649)	(21,521)
Proceeds from employee common stock purchases	1,443	1,382
Tax withholdings related to stock-based compensation awards	(2,754)	(1,229)
Net cash used in financing activities	(22,960)	(21,368)

Net increase in cash	22,680	30,923
Cash, beginning of period	191,700	160,777
Cash, end of period	214,380	191,700

Other cash flow information:
Non-cash investing activities:
Contingent consideration - business combination	$960	$—
Cash payments:
Income taxes paid, net	$16,035	$13,707

NIC INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of net income to Adjusted EBITDA	2019	2018	2019	2018
Net income	$9,958	$9,848	$50,430	$58,269
Add: Income tax expense	2,390	3,127	14,503	17,407
Less: Interest income	604	406	2,514	616
Operating income	11,744	12,569	62,419	75,060
Add: Depreciation & amortization expense	3,535	2,466	12,610	9,117
Add: Stock-based compensation expense, inclusive of executive severance (1)	1,543	1,374	6,769	6,338
Add: Executive severance payments (1)	—	—	1,526	—
Adjusted EBITDA	$16,822	$16,409	$83,324	$90,515

Total Revenues	$87,074	$78,649	$354,205	$344,900

Net income as a % of total revenues ("net profit margin")	11%	13%	14%	17%
Adjusted EBITDA as a % of total revenues ("Adjusted EBITDA margin")	19%	21%	24%	26%

Detail of stock-based compensation expense
State enterprise cost of revenues, exclusive of depreciation & amortization	$373	$350	$1,499	$1,516
Software & services cost of revenues, exclusive of depreciation & amortization	26	39	101	151
Selling & administrative	972	811	4,495	3,994
Enterprise technology & product support	172	174	674	677
Stock-based compensation expense	$1,543	$1,374	$6,769	$6,338

(1)
Executive severance expense of $2.6 million related to the departure of the Company's former Chief Operating Officer is included in selling & administrative expense in the consolidated statements of income and financial summary for the twelve months ended December 31, 2019. These costs consisted of a one-time cash payment of $1.5 million and $1.1 million of stock-based compensation expense associated with the accelerated vesting of certain restricted stock awards. These costs were excluded from Adjusted EBITDA because the Company does not regard these costs as reflective of normal recurring costs to operate its business.